Exhibit 3.9

R69 20931

'69 NOV 12 AM 11:54

750

Certificate Number № 42887

STATE OF ILLINOIS

OFFICE OF THE SECRETARY OF STATE

To all to whom these Presents Shall Come, Greeting:

Whereas, *Articles of Incorporation duly signed and verified of* JOYCE ADVERTISING, INC. *have been filed in the Office of the Secretary of State on the* 10th *day of* November *A. D. 19* 69, *as provided by* "THE BUSINESS CORPORATION ACT" *of Illinois, in force July 13, A. D. 1933.*

Now Therefore, I, PAUL POWELL, *Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate of incorporation and attach thereto a copy of the Articles of Incorporation of the aforesaid corporation.*

In Testimony Whereof, *I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, Done at the City of Springfield this* 10th *day of* November *A.D. 19* 69 *and of the Independence of the United States the one hundred and* 94th.

Paul Powell

SECRETARY OF STATE.

FORM B C A-47
BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ CAREFULLY
THE INSTRUCTIONS ON THE BACK THEREOF.
(THESE ARTICLES MUST BE FILED IN DUPLICATE)

			[Do not write in this space)
STATE OF ILLINOIS,			Date Paid	11-10-69
	}		Initial License Fee	$50
		ss.	Franchise Tax	$6667
WILL COUNTY			Filing Fee	$7500
TO PAUL POWELL, Secretary of State:			Clerk

The undersigned,

Address
Name	Number	Street	City	State

Joyce Associates, Inc.	777 Joyce Road,	Joliet, Illinois

being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:
ARTICLE ONE
The name of the corporation hereby incorporated is: Joyce Advertising, Inc.
ARTICLE TWO
     The address of its initial registered office in the State of Illinois is: 777 Joyce Road Street, in the City of Joliet (60435) (Zip Code) County of Will and the name of its initial Registered Agent at said address is: William J. Collier, Jr.
ARTICLE THREE
The duration of the corporation is: Perpetual

ARTICLE FOUR
The purpose or purposes for which the corporation is organized are:
          To conduct a general advertising press agency and publicity business both as principal and agents including the preparation and arrangements of advertisements, and the manufacture and construction of advertising devices and novelties; to erect, construct, purchase, lease or otherwise acquire fences, billboards, signboards, buildings and other structures suitable for advertising purposes; to carry on the business of printers, publishers, binders, and decorators in connection with advertising business; to design, prepare, circulate, distribute and display cards, signs, posters, hand bills, programs, banners and flags to be placed in and on street cars, taxicabs, buses, and any and all kinds of conveyances used for passengers or for any other purpose; to use, place and display moveable or changeable signs, cards, pictures, designs, mottoes, etc., operated by clock work, electricity or any other power; to advertise in the air by airplanes, streamers, sky writing, and other similar and dissimilar operations; to supervise the preparation and production of television, radio and moving picture advertisements and publicity devices; and to make and carry out contracts of every kind and character that may be proper, incidental or conducive to the accomplishment of such purposes.
ARTICLE FIVE
     Paragraph 1: The aggregate number of shares which the corporation is authorized to issue is 100,000, divided into One classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

	Series	Number of	Par value per share or statement that shares
Class	(If any)	Shares	are without par value

Common		100,000	Without par value
Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
          None

ARTICLE SIX
     The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

		Total consideration to be
Class of shares	Number of shares	received therefor:

Common	l, 000	$1,000.00
		$
ARTICLE SEVEN
     The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.
ARTICLE EIGHT
     The number of directors to be elected at the first meeting of the shareholders is: ten (10)
ARTICLE NINE
Paragraph 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $1,000.00
Paragraph 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $1,000.00
ParaGraph 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $.45,000.00
Paragraph 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $45,000.00
     NOTE: If all the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or if the incorporators elect to pay the initial franchise tax on the basis of its entire stated capital and paid-in surplus, then the information called for in Article Nine need not be stated.

Joyce Associates, Inc.

By: William J. Collier Jr.

President

} Incorporators

NOTE: There may be one or more incorporators. Each incorporator shall be either a corporation, domestic or foreign, or a natural person of the age of twenty-one years or more. If a corporation acts as incorporator, the name of the corporation and state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.

OATH AND ACKNOWLEDGMENT

STATE OF ILLINOIS } ss.
Will County

I, William J. Davito, A Notary Public, do hereby certify that on the 7th day of November 1969

William J. Collier, Jr.

personally appeared before me and being first duly sworn by me acknowledged the signing of the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

Place (NOTARIAL SEAL) Here

William J. Davito

Notary Public

William J. Davito, Notary Public, Joliet
Will County, Ill. Commission 8-8-70

FORM B C A-47

ARTICLES OF INCORPORATION

JOYCE ADVERTISING, INC.

The following fees are required to be paid at the time of issuing certificate of incorporation: Filing fee, $75.00; Initial license fee of 50¢ per $1,000.00 or 1/20th of 1% of the amount of stated capital and paid-in surplus the corporation proposes to issue without further report (Article Six); Initial franchise tax of 1/10th of 1% of the issued, as above noted. However, the minimum initial franchise tax is $100.00 and varies monthly on $100,000, or less, as follows: January, $150.00; February, $141.67; March, $133.34; April, $125.00; May, $116.67; June, $108.34; July, $100.00; August, $91.67; September, $83.34; October, $75.00; November, $66.67; December, $58.34; (See Sec. 133 BCA).

In excess of $100,000, the franchise tax per $1,000.00 is as follows: Jan., $1.50; Feb., 1.4167; March, 1.3334; April, 1.25; May, 1.1667; June, 1.0834; July, 1.00; Aug., .9167; Sept., .8334; Oct., .75; Nov., .6667; Dec., .5834. All shares issued in excess of the amount mentioned in Article Six of this application must be reported within 60 days from date of issuance thereof, and franchise tax and license fee paid thereon; otherwise, the corporation is subject to a penalty of 1% for each month on the amount until reported and subject to a fine of not to exceed $500.00.

The same fees are required for a subsequent issue of shares except the filing fee is $1.00 instead of $75.00.

(07267—25M—3-69)